Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Willdan Group, Inc. of our report dated February 21, 2018, on our audits of the consolidated financial statements of Lime Energy Co. as of December 31, 2017 and 2016 and for the years then ended, which report is included in the Current Report on Form 8-K/A filed by Willdan Group, Inc., on January 23, 2019.

/s/ CohnReznick LLP

New York, New York

June 28, 2019